600
LOCAL
GLOBAL

Global. Connected. Sustainable.

4Q
18

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Fourth Quarter 2018

Financial Supplement
Corporate Information	Fourth Quarter 2018

Corporate Profile
Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2018, the company's 214 data centers, including 18 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 29.1 million square feet, excluding approximately 3.4 million square feet of space under active development and 2.1 million square feet of space held for future development, located throughout North America, Europe, Latin America, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Gregory S. Wright: Chief Investment Officer
Christopher L. Sharp: Chief Technology Officer
Corey J. Dyer: Executive Vice President, Global Sales & Marketing
Erich J. Sanchack: Executive Vice President, Operations

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
BMO Capital Markets	Merrill Lynch	Barclays Capital	Berenberg	Citigroup
Ari Klein	Michael Funk	Ross Smotrich	Nate Crossett	Michael Rollins
(212) 885-4103	(646) 855-5664	(212) 526-2306	(646) 949-9030	(212) 816-1116

Cowen & Company	Credit Suisse	Deutsche Bank	Green Street Advisors	Guggenheim Securities
Colby Synesael	Sami Badri	Matthew Niknam	Lukas Hartwich	Robert Gutman
(646) 562-1355	(212) 538-1727	(212) 250-4711	(949) 640-8780	(212) 518-9148

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Jennifer Fritzsche	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2018

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17
High price	$117.87	$125.10	$112.07	$115.08	$124.16
Low price	$100.57	$110.80	$100.50	$96.56	$109.19
Closing price, end of quarter	$106.55	$112.48	$111.58	$105.38	$113.90
Average daily trading volume	1,543,927	1,192,244	1,121,334	1,565,456	1,206,103
Indicated dividend per common share (1)	$4.04	$4.04	$4.04	$4.04	$3.72
Closing annual dividend yield, end of quarter	3.8%	3.6%	3.6%	3.8%	3.3%
Shares and units outstanding, end of quarter (2)	217,006,540	214,607,642	214,553,149	214,611,402	213,959,395
Closing market value of shares and units outstanding (3)	$23,122,047	$24,139,068	$23,939,840	$22,615,749	$24,369,975

(1)	On an annualized basis.

(2)
As of December 31, 2018, the total number of shares and units includes 206,425,656 shares of common stock, 8,636,146 common units held by third parties and 1,944,738 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2018	Fourth Quarter 2018

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	206,425,656	95.1%
Third-Party Unitholders	8,636,146	4.0%
Directors, Officers and Others (3)	1,944,738	0.9%
Total	217,006,540	100.0%

(1)	Includes properties owned by joint ventures.

(2)
The total number of units includes 206,425,656 general partnership common units, 8,636,146 common units held by third parties and 1,944,738 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2018

Shares and Units at End of Quarter	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17
Common shares outstanding	206,425,656	206,267,055	206,055,117	205,874,914	205,470,300
Common units outstanding	10,580,884	8,340,587	8,498,032	8,736,488	8,489,095
Total Shares and Partnership Units	217,006,540	214,607,642	214,553,149	214,611,402	213,959,395

Enterprise Value
Market value of common equity (1)	$23,122,047	$24,139,068	$23,939,840	$22,615,749	$24,369,975
Liquidation value of preferred equity	1,266,250	1,266,250	1,266,250	1,266,250	1,266,250
Total debt at balance sheet carrying value	11,101,479	9,179,871	9,106,084	9,147,712	8,648,618
Total Enterprise Value	$35,489,776	$34,585,189	$34,312,174	$33,029,711	$34,284,843
Total debt / total enterprise value	31.3%	26.5%	26.5%	27.7%	25.2%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$19,014,993	$17,981,293	$17,722,610	$17,528,976	$17,079,413
Total Assets	23,766,695	21,462,110	21,411,423	21,581,917	21,404,345
Total Liabilities	12,892,653	10,681,095	10,561,690	10,595,502	10,300,993

Selected Operating Data
Total operating revenues	$778,267	$768,924	$754,919	$744,368	$731,445
Total operating expenses	655,420	629,859	610,857	600,555	614,247
Interest expense	84,883	80,851	78,810	76,985	73,989
Net income	52,597	90,264	88,159	110,095	79,658
Net income available to common stockholders	31,230	67,268	65,134	86,298	53,306

Financial Ratios
EBITDA (2)	$411,200	$444,508	$444,853	$461,446	$415,813
Adjusted EBITDA (3)	460,550	453,467	458,130	450,813	428,311
Net Debt to Adjusted EBITDA (4)	6.2x	5.2x	5.2x	5.3x	5.2x
GAAP interest expense	84,883	80,851	78,810	76,985	73,989
Fixed charges (5)	114,827	111,055	107,401	104,892	102,504
Interest coverage ratio (6)	4.9x	5.0x	5.3x	5.3x	5.2x
Fixed charge coverage ratio (7)	4.0x	4.1x	4.3x	4.3x	4.2x

Profitability Measures
Net income per common share - basic	$0.15	$0.33	$0.32	$0.42	$0.26
Net income per common share - diluted	$0.15	$0.33	$0.32	$0.42	$0.26
Funds from operations (FFO) / diluted share and unit (8)	$1.54	$1.57	$1.64	$1.61	$1.48
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.68	$1.63	$1.66	$1.63	$1.55
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.44	$1.54	$1.55	$1.53	$1.35
Dividends per share and common unit	$1.01	$1.01	$1.01	$1.01	$0.93
Diluted FFO payout ratio (8) (10)	65.6%	64.2%	61.5%	62.8%	62.9%
Diluted Core FFO payout ratio (8) (11)	60.1%	62.0%	60.8%	62.0%	60.0%
Diluted AFFO payout ratio (9) (12)	70.1%	65.4%	65.4%	66.0%	68.7%

Portfolio Statistics
Data Centers (13)	214	198	198	199	198
Cross-connects	78,000	77,000	76,000	75,000	74,000
Net rentable square feet, excluding development space (13)	29,134,633	27,918,778	27,847,819	27,115,634	26,588,569
Occupancy at end of quarter (14)	89.0%	89.5%	89.4%	89.2%	90.2%
Occupied square footage	25,935,668	25,001,127	24,906,210	24,195,848	23,991,756
Space under active development (15)	3,350,848	3,634,830	3,325,092	3,629,821	2,700,156
Space held for development (16)	2,056,799	1,816,366	1,455,841	1,532,682	1,645,175
Weighted average remaining lease term (years) (17)	4.6	4.5	4.7	4.9	4.9
Same-capital occupancy at end of quarter (14) (18)	87.5%	88.4%	88.7%	88.7%	89.8%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2018

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, depreciation and amortization and impairment of investments in real estate. For a discussion of EBITDA, see page 39. For a reconciliation of net income available to common stockholders to EBITDA, see page 38.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 39. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 38.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 39. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.

(9)	For a definition and discussion of AFFO, see page 39. For a reconciliation of core FFO to AFFO, see page 15.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 31). Excludes buildings held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35). Excludes buildings held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Fourth Quarter 2018

DIGITAL REALTY REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

San Francisco, CA — February 5, 2019 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the fourth quarter and full-year 2018. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.15 per share in 4Q18, compared to $0.26 in 4Q17

◦	Reported net income available to common stockholders of $1.21 per share for the full year of 2018, compared to $0.99 in 2017

•	Reported FFO per share of $1.54 in 4Q18, compared to $1.48 in 4Q17

◦	Reported FFO per share of $6.37 for the full year of 2018, compared to $5.65 in 2017

•	Reported core FFO per share of $1.68 in 4Q18, compared to $1.55 in 4Q17

◦	Reported core FFO per share of $6.60 for the full year of 2018, compared to $6.14 in 2017

•	Signed total bookings during 4Q18 expected to generate $44 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection

◦	Signed total bookings during the full year of 2018 expected to generate $268 million of annualized GAAP rental revenue, compared to $199 million in 2017

•	Reiterated 2019 core FFO per share outlook of $6.60 - $6.70

◦
Excluding foreign currency translation and adoption of the new lease accounting standard, which are expected to have a negative impact of approximately 1%-2% and 3%, respectively, the 2019 outlook represents year-over-year growth of over 5% at the mid-point

Financial Results
Digital Realty reported revenues for the fourth quarter of 2018 of $778 million, a 1% increase from the previous quarter and a 6% increase from the same quarter last year. For the full-year 2018, the company reported revenues of $3.0 billion, a 24% increase over 2017.
The company delivered fourth quarter of 2018 net income of $53 million, and net income available to common stockholders of $31 million, or $0.15 per diluted share, compared to $0.33 per diluted share in the previous quarter and $0.26 per diluted share in the same quarter last year. For the full-year 2018, Digital Realty delivered net income of $341 million and net income available to common stockholders of $250 million, or $1.21 per diluted share, compared to $0.99 per diluted share for 2017.
Digital Realty generated fourth quarter of 2018 adjusted EBITDA of $461 million, a 2% increase from the previous quarter and an 8% increase over the same quarter last year. For the full-year 2018, the company generated adjusted EBITDA of $1.8 billion, a 27% increase over 2017.
The company reported fourth quarter of 2018 funds from operations of $332 million, or $1.54 per share, compared to $1.57 per share in the previous quarter and $1.48 per share in the same quarter last year. For the full-year 2018, Digital Realty reported FFO per share of $6.37 compared to $5.65 in 2017.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered fourth quarter of 2018 core FFO per share of $1.68, a 3% increase from $1.63 per share in the previous quarter, and an 8% increase from $1.55 per share in the same quarter last year. For the full-year 2018, the company delivered core FFO per share of $6.60, a 7% increase from $6.14 per share in 2017.

Leasing Activity
“In the fourth quarter, we signed total bookings expected to generate $44 million of annualized GAAP rental revenue, including a $7 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “We had an excellent year in 2018, with record bookings of $268 million, more than one-third higher than our previous record. We also made several strategic investments to expand our platform in both geographic breadth and portfolio depth, many of which have already become significant revenue and cash flow contributors. As we look ahead to 2019 and beyond, we are encouraged by the resiliency of the underlying demand for our business along with our operational and financial strength, and believe we are well positioned to continue to deliver sustainable growth for our customers, shareholders and employees.”
The weighted-average lag between leases signed during the fourth quarter of 2018 and the contractual commencement date was three months.

Digital Realty Trust
Earnings Release	Fourth Quarter 2018

In addition to new leases signed, Digital Realty also signed renewal leases representing $138 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2018 rolled down 2.6% on a cash basis and up 3.2% on a GAAP basis. For the full-year 2018, rental rates on renewal leases rolled up 0.3% on a cash basis and up 4.5% on a GAAP basis.
New leases signed during the fourth quarter of 2018 are summarized by region and product type as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$6,914	44,362	$156	3.6	$162
Powered Base Building	4,641	91,886	51	—	—
Colocation	8,218	46,315	177	2.7	257
Non-Technical	460	23,973	19	—	—
Total	$20,233	206,536	$98	6.2	$203

Europe (1)
Turn-Key Flex	$2,077	15,465	$134	1.5	$119
Colocation	1,819	4,475	406	0.5	298
Total	$3,896	19,940	$195	2.0	$165

Asia Pacific (1)
Turn-Key Flex	$13,038	59,913	$218	8.3	$132
Non-Technical	36	350	103	—	—
Total	$13,074	60,263	$217	8.3	$132

Interconnection	$6,591	N/A	N/A	N/A	N/A

Grand Total	$43,794	286,739	$130	16.4	$163

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended December 31, 2018.

Investment Activity
During the fourth quarter of 2018, Digital Realty completed the previously announced acquisition of Ascenty, the leading data center provider in Brazil, in a transaction valued at approximately $1.8 billion. Digital Realty separately entered into an independent bilateral equity commitment letter with Brookfield Infrastructure, an affiliate of Brookfield Asset Management, one of the largest owners and operators of infrastructure assets globally, under which Brookfield has committed to fund half the equity investment, estimated at approximately $613 million, excluding Brookfield's share of the transaction costs, in exchange for 49% of the total equity interests in a joint venture entity expected to ultimately own Ascenty. The agreement with Brookfield is subject to certain closing conditions and is expected to close in the first quarter of 2019.
Likewise during the fourth quarter of 2018, Digital Realty completed the previously announced acquisition of 424 acres of undeveloped land in Loudoun County, Virginia for a purchase price of $236.5 million, or approximately $558,000 per acre. The site is adjacent to Washington Dulles International Airport and located near bulk transmission lines as well as a major fiber path. The site is also located less than four miles from Digital Realty's existing data center campuses in Ashburn, Virginia. Commencement of development will be subject to market demand, and delivery will be phased to meet future growth requirements upon build-out and lease-up of the company's existing campuses in Northern Virginia.
During the fourth quarter of 2018, Digital Realty also acquired the freehold interest to Sovereign House, a 96,000 square foot multi-story property adjacent to the company's Meridian Gate data center and Lawn House parking garage in London for a purchase price of £40 million, or approximately $51 million. Digital Realty previously acquired a leasehold interest in Sovereign House as part of the European portfolio acquisition in 2016. Sovereign House is expected to generate incremental annual cash net operating income of approximately $3 million, representing a cap rate of 4.9%.
Separately, Digital Realty acquired a seven-acre land parcel adjacent to the company's existing holdings in Osaka, Japan during the fourth quarter of 2018 for a purchase price of ¥500 million, or approximately $5 million. The parcel is expected to support the development of up to 25 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to meet future growth requirements upon build-out and lease-up of the company's existing connected campus in Osaka.
Subsequent to the end of the quarter, Digital Realty entered into a 30-year ground lease with Jurong Town Council for two adjacent land parcels in Singapore totaling three acres in Singapore for an upfront payment of S$8 million, or approximately $6 million. These parcels are located less than one block from the company's existing Loyang Way data center, and are expected to support the development of up to 40 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to meet future growth requirements upon build-out and lease-up of the company's existing Loyang Way data center.

Digital Realty Trust
Earnings Release	Fourth Quarter 2018

Balance Sheet
Digital Realty had approximately $11.1 billion of total debt outstanding as of December 31, 2018, comprised of $10.4 billion of unsecured debt and approximately $0.7 billion of secured debt. At the end of the fourth quarter of 2018, net debt-to-adjusted EBITDA was 6.2x (reflecting a partial-period contribution from the Ascenty acquisition), debt-plus-preferred-to-total enterprise value was 34.8% and fixed charge coverage was 4.0x. Pro forma for a full-quarter contribution from Ascenty, Brookfield's expected equity contribution and settlement of the $1.1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.0x.
During the fourth quarter of 2018, Digital Realty closed a £400 million (approximately $525 million) pound sterling-denominated bond offering of 12-year senior unsecured notes at 3.750%.
Likewise during the fourth quarter of 2018, Digital Realty completed the refinancing of its global credit facilities. The combined facilities total $3.3 billion, comprised of a $2.35 billion global revolving credit facility and approximately $916 million of multi-currency term loans. The company also completed a five-year, ¥33.3 billion (approximately $300 million) Japanese yen-denominated revolving credit facility. In conjunction with the refinancing, pricing for the global revolving credit facility was tightened by 10 basis points, the maturity date was extended by three years, and total availability was expanded by $350 million.
Subsequent to the end of the quarter, Digital Realty closed an €850 million (approximately $970 million) Euro-denominated green bond offering of seven-year senior unsecured notes at 2.500%.
Likewise subsequent to quarter-end, Digital Realty launched a cash tender offer for the company's 5.875% senior notes due 2020 at a tender price of $1,022.81 per $1,000 principal amount. At expiration of the offer, 70% of the notes outstanding were validly tendered and accepted for purchase. A notice of redemption for the remaining $150 million outstanding was delivered in accordance with the terms of the indenture governing the notes, with a redemption date of February 19, 2019.

Digital Realty Trust
Earnings Release	Fourth Quarter 2018

2019 Outlook
Digital Realty reiterated its 2019 core FFO per share outlook of $6.60 - $6.70. The assumptions underlying this guidance are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	January 8, 2019	February 5, 2019
Total revenue	$3.2 - $3.3 billion	$3.2 - $3.3 billion
Net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)
Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%
G&A margin	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Down high-single-digits	Down high-single-digits
GAAP basis	Slightly positive	Slightly positive
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	+/- 2.0%	+/- 2.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.30	$1.20 - $1.30
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20

External Growth
Development
CapEx	$1.2 - $1.4 billion	$1.2 - $1.4 billion
Average stabilized yields	9.0% - 12.0%	9.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$30 - $40 million	$30 - $40 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0.5 - $1.0 billion	$1.0 - $1.5 billion
Pricing	3.50% - 5.00%	2.50% - 5.00%
Timing	Early-to-mid 2019	Early-to-mid 2019

Net income per diluted share	$1.40 - $1.45	$1.40 - $1.45
Real estate depreciation and (gain) / loss on sale	$5.15 - $5.15	$5.15 - $5.15
Funds From Operations / share (NAREIT-Defined)	$6.55 - $6.60	$6.55 - $6.60
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10
Core Funds From Operations / share	$6.60 - $6.70	$6.60 - $6.70
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$6.65 - $6.85	$6.65 - $6.85

(1)
Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2017 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2018-2019, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

(5)	FASB Accounting Standard Codification Topic 842, Leases ("ASC 842"), which was not in effect during 2018, is expected to result in an increase in General & Administrative expense of $0.20 per share.

Digital Realty Trust
Earnings Release	Fourth Quarter 2018

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EST / 2:30 p.m. PST on February 5, 2019, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's fourth quarter and full-year 2018 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 8682524 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until March 7, 2019. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10127129. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Latin America, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2018

	Three Months Ended					Twelve Months Ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17
Rental revenues	$555,816	$541,073	$534,556	$530,925	$517,356	$2,162,370	$1,774,649
Tenant reimbursements - Utilities	102,641	105,822	100,084	98,576	97,657	407,123	307,596
Tenant reimbursements - Other	53,090	57,282	55,639	51,503	54,324	217,514	132,628
Interconnection & other	63,803	62,760	61,770	61,373	60,275	249,706	235,652
Fee income	2,896	1,469	2,343	1,133	1,386	7,841	6,372
Other	21	518	527	858	447	1,924	1,031
Total Operating Revenues	$778,267	$768,924	$754,919	$744,368	$731,445	$3,046,478	$2,457,928

Utilities	$122,108	$127,239	$115,470	$112,230	$112,055	$477,047	$367,611
Rental property operating	133,024	118,732	114,852	113,410	113,445	480,018	392,005
Property taxes	32,098	34,871	27,284	35,263	36,348	129,516	124,014
Insurance	2,412	2,653	2,606	3,731	3,223	11,402	10,981
Depreciation & amortization	299,362	293,957	298,788	294,789	287,973	1,186,896	842,464
General & administration	38,801	40,997	44,277	36,289	44,311	160,364	156,710
Severance, equity acceleration, and legal expenses	602	645	1,822	234	1,209	3,303	4,731
Transaction and integration expenses	25,917	9,626	5,606	4,178	15,681	45,327	76,048
Impairment of investments in real estate	—	—	—	—	—	—	28,992
Other expenses	1,096	1,139	152	431	2	2,818	3,077
Total Operating Expenses	$655,420	$629,859	$610,857	$600,555	$614,247	$2,496,691	$2,006,633

Operating Income	$122,847	$139,065	$144,062	$143,813	$117,198	$549,787	$451,295

Equity in earnings of unconsolidated joint venture	$9,245	$8,886	$7,438	$7,410	$5,924	$32,979	$25,516
Gain on real estate transactions	7	26,577	14,192	39,273	30,746	80,049	40,355
Interest and other income	1,106	(981)	3,398	(42)	324	3,481	3,655
Interest (expense)	(84,883)	(80,851)	(78,810)	(76,985)	(73,989)	(321,529)	(258,642)
Tax income (expense)	5,843	(2,432)	(2,121)	(3,374)	(545)	(2,084)	(7,901)
Gain (loss) from early extinguishment of debt	(1,568)	—	—	—	—	(1,568)	1,990
Net Income	$52,597	$90,264	$88,159	$110,095	$79,658	$341,115	$256,268

Net (income) attributable to noncontrolling interests	(1,038)	(2,667)	(2,696)	(3,468)	(6,023)	(9,869)	(8,008)
Net Income Attributable to Digital Realty Trust, Inc.	$51,559	$87,597	$85,463	$106,627	$73,635	$331,246	$248,260

Preferred stock dividends, including undeclared dividends	(20,329)	(20,329)	(20,329)	(20,329)	(20,329)	(81,316)	(68,802)
Issuance costs associated with redeemed preferred stock	—	—	—	—	—	—	(6,309)

Net Income Available to Common Stockholders	$31,230	$67,268	$65,134	$86,298	$53,306	$249,930	$173,149

Weighted-average shares outstanding - basic	206,345,138	206,118,472	205,956,005	205,714,173	205,448,689	206,035,408	174,059,386
Weighted-average shares outstanding - diluted	207,113,100	206,766,256	206,563,079	206,507,476	206,185,084	206,673,471	174,895,098
Weighted-average fully diluted shares and units	215,417,085	214,937,168	214,895,273	214,802,763	214,424,363	214,950,934	178,891,648

Net income per share - basic	$0.15	$0.33	$0.32	$0.42	$0.26	$1.21	$0.99
Net income per share - diluted	$0.15	$0.33	$0.32	$0.42	$0.26	$1.21	$0.99

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2018

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Twelve Months Ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17

Net Income Available to Common Stockholders	$31,230	$67,268	$65,134	$86,298	$53,306	$249,930	$173,149
Adjustments:
Non-controlling interests in operating partnership	1,300	2,700	2,700	3,480	2,138	10,180	3,770
Real estate related depreciation & amortization (1)	295,724	290,757	295,750	291,686	284,924	1,173,917	830,252
Unconsolidated JV real estate related depreciation & amortization	3,615	3,775	3,722	3,476	3,323	14,587	11,566
(Gain) on real estate transactions	(7)	(26,577)	(14,192)	(39,273)	(30,746)	(80,049)	(40,355)
Non-controlling interests share of gain on sale of property	—	—	—	—	3,900	—	3,900
Impairment of investments in real estate	—	—	—	—	—	—	28,992
Funds From Operations	$331,862	$337,923	$353,114	$345,667	$316,845	$1,368,565	$1,011,274

Funds From Operations - diluted	$331,862	$337,923	$353,114	$345,667	$316,845	$1,368,565	$1,011,274

Weighted-average shares and units outstanding - basic	214,649	214,289	214,288	214,009	213,688	214,313	178,056
Weighted-average shares and units outstanding - diluted (2)	215,417	214,937	214,895	214,803	214,424	214,951	178,892

Funds From Operations per share - basic	$1.55	$1.58	$1.65	$1.62	$1.48	$6.39	$5.68

Funds From Operations per share - diluted (2)	$1.54	$1.57	$1.64	$1.61	$1.48	$6.37	$5.65

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17

Funds From Operations - diluted	$331,862	$337,923	$353,114	$345,667	$316,845	$1,368,565	$1,011,274
Adjustments:
Termination fees and other non-core revenues (3)	(21)	(518)	(3,663)	(858)	(447)	(5,060)	(1,031)
Transaction and integration expenses	25,917	9,626	5,606	4,178	15,681	45,327	76,048
(Gain) loss from early extinguishment of debt	1,568	—	—	—	—	1,568	(1,990)
Issuance costs associated with redeemed preferred stock	—	—	—	—	—	—	6,309
Equity in earnings adjustment for non-core items	—	—	—	—	—	—	(3,285)
Severance, equity acceleration, and legal expenses (4)	602	645	1,822	234	1,209	3,303	4,731
Bridge facility fees (5)	—	—	—	—	—	—	3,182
Other non-core expense adjustments	1,471	2,269	152	431	2	4,323	3,077
Core Funds From Operations - diluted	$361,399	$349,945	$357,031	$349,652	$333,290	$1,418,026	$1,098,315

Weighted-average shares and units outstanding - diluted (2)	215,417	214,937	214,895	214,803	214,424	214,951	178,892

Core Funds From Operations per share - diluted (2)	$1.68	$1.63	$1.66	$1.63	$1.55	$6.60	$6.14

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Twelve Months Ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17

Depreciation & amortization per income statement	$299,362	$293,957	$298,788	$294,789	$287,973	$1,186,896	$842,464
Non-real estate depreciation	(3,638)	(3,200)	(3,038)	(3,103)	(3,049)	(12,979)	(12,212)

Real Estate Related Depreciation & Amortization	$295,724	$290,757	$295,750	$291,686	$284,924	$1,173,917	$830,252

(2)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

(5)	Bridge facility fees are included in interest expense.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2018

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17

Core FFO available to common stockholders and unitholders	$361,399	$349,945	$357,031	$349,652	$333,290	$1,418,026	$1,098,315
Adjustments:
Non-real estate depreciation	3,638	3,200	3,038	3,103	3,049	12,979	12,212
Amortization of deferred financing costs	3,128	3,066	2,953	3,060	3,092	12,207	10,664
Amortization of debt discount/premium	971	902	882	875	858	3,630	3,084
Non-cash stock-based compensation expense	5,609	5,823	8,419	5,497	3,923	25,349	17,900
Straight-line rental revenue	(11,157)	(10,511)	(8,489)	(10,266)	(8,705)	(40,422)	(16,565)
Straight-line rental expense	2,052	2,482	2,669	2,547	(635)	9,750	12,107
Above- and below-market rent amortization	6,521	6,552	6,794	6,666	6,562	26,533	1,770
Deferred non-cash tax expense	(8,835)	(1,783)	(1,137)	(216)	(1,100)	(11,970)	(2,912)
Capitalized leasing compensation (1)	(2,501)	(2,606)	(2,825)	(2,998)	(3,567)	(10,930)	(11,886)
Recurring capital expenditures (2)	(47,951)	(22,500)	(34,447)	(27,328)	(45,298)	(132,226)	(136,290)
Capitalized internal leasing commissions (1)	(2,659)	(2,547)	(2,822)	(2,049)	(1,217)	(10,077)	(5,290)

AFFO available to common stockholders and unitholders (3)	$310,215	$332,023	$332,066	$328,543	$290,252	$1,302,849	$983,109

Weighted-average shares and units outstanding - basic	214,649	214,289	214,288	214,009	213,688	214,313	178,056
Weighted-average shares and units outstanding - diluted (4)	215,417	214,937	214,895	214,803	214,424	214,951	178,892

AFFO per share - diluted (4)	$1.44	$1.54	$1.55	$1.53	$1.35	$6.06	$5.50

Dividends per share and common unit	$1.01	$1.01	$1.01	$1.01	$0.93	$4.04	$3.72

Diluted AFFO Payout Ratio	70.1%	65.4%	65.4%	66.0%	68.7%	66.7%	67.7%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17

Weighted Average Common Stock and Units Outstanding	214,649	214,289	214,288	214,009	213,688	214,313	178,056
Add: Effect of dilutive securities (excludes 5.50% debentures)	768	648	607	794	736	638	836

Weighted Avg. Common Stock and Units Outstanding - diluted	215,417	214,937	214,895	214,803	214,424	214,951	178,892

(1)	Includes only second-generation leasing costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2018

	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17
Assets
Investments in real estate:
Real estate	$17,055,017	$16,062,402	$15,969,938	$15,654,932	$15,163,846
Construction in progress	1,621,927	1,464,010	1,323,998	1,470,065	1,399,684
Land held for future development	162,941	284,962	261,368	236,415	352,406
Investments in real estate	$18,839,885	$17,811,374	$17,555,304	$17,361,412	$16,915,936
Accumulated depreciation and amortization	(3,935,267)	(3,755,596)	(3,588,124)	(3,439,050)	(3,238,227)
Net Investments in Properties	$14,904,618	$14,055,778	$13,967,180	$13,922,362	$13,677,709
Investment in unconsolidated joint ventures	175,108	169,919	167,306	167,564	163,477
Net Investments in Real Estate	$15,079,726	$14,225,697	$14,134,486	$14,089,926	$13,841,186

Cash and cash equivalents	$126,700	$46,242	$17,589	$22,370	$51
Accounts and other receivables (1)	299,621	308,709	282,287	309,328	276,347
Deferred rent	463,248	454,412	445,766	442,887	430,026
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	3,144,395	2,734,158	2,823,275	2,928,566	2,998,806
Acquired above-market leases, net	119,759	135,127	150,084	165,568	184,375
Goodwill	4,348,007	3,373,342	3,378,325	3,405,110	3,389,595
Restricted cash	8,522	8,068	9,443	7,330	13,130
Assets associated with real estate held for sale	—	—	—	41,707	139,538
Other assets	176,717	176,355	170,168	169,125	131,291

Total Assets	$23,766,695	$21,462,110	$21,411,423	$21,581,917	$21,404,345

Liabilities and Equity
Global unsecured revolving credit facility	$1,647,735	$590,289	$466,971	$952,121	$550,946
Unsecured term loans	1,178,904	1,352,969	1,376,784	1,428,498	1,420,333
Unsecured senior notes, net of discount	7,589,126	7,130,541	7,156,084	6,660,727	6,570,757
Secured debt, net of premiums	685,714	106,072	106,245	106,366	106,582
Accounts payable and other accrued liabilities	1,164,509	1,059,355	1,031,794	1,012,490	980,218
Accrued dividends and distributions	217,241	—	—	—	199,761
Acquired below-market leases	200,113	208,202	216,520	225,674	249,465
Security deposits and prepaid rent	209,311	233,667	207,292	207,859	217,898
Liabilities associated with assets held for sale	—	—	—	1,767	5,033
Total Liabilities	$12,892,653	$10,681,095	$10,561,690	$10,595,502	$10,300,993

Redeemable non-controlling interests - operating partnership	16,628	17,553	52,805	49,871	53,902

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Preferred Stock (2)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (3)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (4)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (5)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,540	193,540
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (7)	2,051	2,049	2,047	2,045	2,044
Additional paid-in capital	11,355,751	11,333,035	11,310,132	11,285,611	11,261,462
Dividends in excess of earnings	(2,633,071)	(2,455,189)	(2,314,291)	(2,177,269)	(2,055,552)
Accumulated other comprehensive (loss), net	(115,647)	(103,201)	(107,070)	(106,096)	(108,432)
Total Stockholders' Equity	$9,858,644	$10,026,254	$10,140,378	$10,253,851	$10,349,082

Noncontrolling Interests
Noncontrolling interest in operating partnership (8)	$905,714	$671,269	$654,261	$680,400	$698,125
Noncontrolling interest in consolidated joint ventures (8)	93,056	65,939	2,289	2,293	2,243

Total Noncontrolling Interests	$998,770	$737,208	$656,550	$682,693	$700,368

Total Equity	$10,857,414	$10,763,462	$10,796,928	$10,936,544	$11,049,450

Total Liabilities and Equity	$23,766,695	$21,462,110	$21,411,423	$21,581,917	$21,404,345

(1)	Net of allowance for doubtful accounts of $11,554 and $6,737, as of December 31, 2018 and December 31, 2017, respectively.

(2)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.

(3)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.

(4)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.

(5)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.

(6)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.

(7)	Common Stock: 206,425,656 and 205,470,300 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively.

(8)	The version of the press release that was submitted to the newswire includes a presentation difference on noncontrolling interests that nets to zero.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2018

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$365,771
Turn-Key Flex® (4)	1,134,680
Powered Base Building® (4)	214,426
Colo & Non-tech (4)	116,509
Internet Gateway Leaseholds (4)	101,334
Total Cash NOI, Annualized	$1,932,720
less: Partners' share of consolidated JVs	56
Acquisitions / dispositions / expirations	40,761
4Q18 carry-over & remaining FY19 backlog cash NOI (stabilized) (5)	88,552
Total Consolidated Cash NOI, Annualized	$2,062,089

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$50,020
Powered Base Building®	9,776
Total Unconsolidated Cash NOI, Annualized	$59,796

Other Income
Development and Management Fees (net), Annualized	$11,584

Other Assets
Pre-stabilized inventory, at cost (7)	$368,279
Land held for development	162,941
Development CIP (8)	1,621,927
less: Investment associated with FY19 Backlog NOI	(442,636)
Cash and cash equivalents	126,700
Restricted cash	8,522
Accounts and other receivables, net	299,621
Other assets	176,717
less: Partners' share of consolidated JV assets	(38)
Total Other Assets	$2,322,033

Liabilities
Global unsecured revolving credit facilities	$1,663,156
Unsecured term loans	1,183,120
Unsecured senior notes	7,649,538
Secured debt, excluding premiums	705,776
Accounts payable and other accrued liabilities (9)	1,164,509
Accrued dividends and distributions	217,241
Security deposits and prepaid rents	209,311
Backlog NOI cost to complete (10)	168,771
Preferred stock, at liquidation value	1,266,250
Digital Realty's share of unconsolidated JV debt	268,692
Total Liabilities	$14,496,364

Diluted Shares and Units Outstanding	217,775

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 40.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 4Q18 Cash NOI of $1,932.7 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2018. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 37.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings.

(8)	See page 33 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $146.6 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2018

	As of December 31, 2018
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	January 24, 2024	$1,221,687		2.376%
Global unsecured revolving credit facility - Hedged	January 24, 2024	306,905		3.367%	2.255%
Yen revolving credit facility	January 24, 2024	134,564		0.500%
Deferred financing costs, net		(15,421)
Total Global Unsecured Revolving Credit Facilities		$1,647,735	15%	2.407%	2.202%

Unsecured Term Loan (1)
Unhedged variable rate portion of one-year term loan	June 19, 2020 (2)	$375,000		3.470%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		3.455%	2.435%
Unhedged variable rate portion of five-year term loan	January 24, 2024	435,900		2.956%
Hedged variable rate portion of five-year term loan	January 24, 2024	72,220		3.235%	1.779%
Deferred financing costs, net		(4,216)
Total Unsecured Term Loan		$1,178,904	11%	3.263%	2.915%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$143,338		0.184%
5.875% notes due 2020	February 1, 2020 (3)	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	382,620		4.750%
2.625% notes due 2024	April 15, 2024	688,020		2.625%
2.750% notes due 2024	July 19, 2024	318,850		2.750%
4.250% notes due 2025	January 17, 2025	510,160		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.300% notes due 2029	July 19, 2029	446,390		3.300%
3.750% notes due 2030	October 17, 2030	510,160		3.750%
Unamortized discounts		(19,859)
Deferred financing costs, net		(40,553)
Total Senior Notes		$7,589,126	68%	3.866%

Total Unsecured Senior Notes		$7,589,126	68%	3.866%

Secured Debt
731 East Trade Street	July 1, 2020	$1,776		8.220%
Secured note due 2023	March 1, 2023	104,000		3.455%	2.611%
Ascenty loan	December 20, 2023	600,000		7.042%
Unamortized net premiums		148
Deferred financing costs, net		(20,210)
Total Secured Debt		$685,714	6%	6.516%	6.392%

Total Indebtedness		$11,101,479	100%	3.753%	3.678%

Debt Summary
Total unhedged variable rate debt		$2,910,489	26%
Total fixed rate / hedged variable rate debt		8,291,101	74%
Total Consolidated Debt		$11,201,590	100%	3.753%	3.678% (4)

Global Unsecured Revolving Credit Facilities Detail as of December 31, 2018
	Maximum Available	Existing Capacity (5)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$2,656,713	$949,076	$1,663,156

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Upon closing of the Brookfield transaction, this loan is expected to be retired.

(3)	Note expected to be redeemed in February 2019.

(4)	Debt instruments shown at coupon rates.

(5)	Net of letters of credit issued of $44.5 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2018

	As of December 31, 2018
	Interest Rate	2019	2020	2021	2022	2023	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	2.376%	—	—	—	—	—	$1,221,687	$1,221,687
Global unsecured revolving credit facility - Hedged	2.255% (2)	—	—	—	—	—	306,905	306,905
Yen revolving credit facility	0.500%	—	—	—	—	—	134,564	134,564
Total Global Unsecured Revolving Credit Facilities	2.202% (2)	—	—	—	—	—	$1,663,156	$1,663,156

Unsecured Term Loan (1)
Unhedged variable rate portion of one-year term loan	3.470%	—	$375,000	—	—	—	—	$375,000
Hedged variable rate portion of seven-year term loan	2.435% (2)	—	—	—	—	$300,000	—	300,000
Unhedged variable rate portion of five-year term loan	2.956%	—	—	—	—	—	$435,900	435,900
Hedged variable rate portion of five-year term loan	1.779% (2)	—	—	—	—	—	72,220	72,220
Total Unsecured Term Loan	2.915% (2)	—	$375,000	—	—	$300,000	$508,120	$1,183,120

Senior Notes
Floating rate guaranteed notes due 2019	0.184%	$143,338	—	—	—	—	—	$143,338
5.875% notes due 2020 (3)	5.875%	—	$500,000	—	—	—	—	500,000
3.400% notes due 2020	3.400%	—	500,000	—	—	—	—	500,000
5.250% notes due 2021	5.250%	—	—	$400,000	—	—	—	400,000
3.950% notes due 2022	3.950%	—	—	—	$500,000	—	—	500,000
3.625% notes due 2022	3.625%	—	—	—	300,000	—	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	$350,000	—	350,000
4.750% notes due 2023	4.750%	—	—	—	—	382,620	—	382,620
2.625% notes due 2024	2.625%	—	—	—	—	—	$688,020	688,020
2.750% notes due 2024	2.750%	—	—	—	—	—	318,850	318,850
4.250% notes due 2025	4.250%	—	—	—	—	—	510,160	510,160
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.300% notes due 2029	3.300%	—	—	—	—	—	446,390	446,390
3.750% notes due 2030	3.750%	—	—	—	—	—	510,160	510,160
Total Senior Notes	3.866%	$143,338	$1,000,000	$400,000	$800,000	$732,620	$4,573,580	$7,649,538

Secured Debt
Secured note due 2023	2.611% (2)	—	—	—	—	$104,000	—	$104,000
731 East Trade Street	8.220%	$643	$1,133	—	—	—	—	1,776
Ascenty loan	7.042%	—	—	—	—	600,000	—	600,000
Total Secured Debt	6.392% (2)	$643	$1,133	—	—	$704,000	—	$705,776

Total unhedged variable rate debt		$143,338	$375,000	—	—	$600,000	$1,792,151	$2,910,489
Total fixed rate / hedged variable rate debt		643	1,001,133	$400,000	$800,000	1,136,620	4,952,705	8,291,101

Total Debt	3.678%	$143,981	$1,376,133	$400,000	$800,000	$1,736,620	$6,744,856	$11,201,590

Weighted Average Interest Rate		0.220%	4.322%	5.250%	3.828%	4.611%	3.269%	3.678%

Summary

Weighted Average Term to Initial Maturity								5.3 Years

Weighted Average Maturity (assuming exercise of extension options)								5.5 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)	Note expected to be redeemed in February 2019.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2018

	As of December 31, 2018
	5.875% Notes due 2020 5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% Notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
3.700% Notes due 2027
4.450% Notes due 2028
3.300% Notes due 2029
3.750% Notes due 2030
				Global Unsecured Revolving Credit Facilities
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	51%	48%	Less than 60% (3)	40%
Secured debt / total assets (4)	Less than 40%	3%	3%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	192%	207%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.5x	4.5x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.8x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	40%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.7x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2018

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-18	31-Dec-17	% Change	30-Sep-18	% Change	31-Dec-18	31-Dec-17	% Change
Rental revenues	$291,936	$292,702	(0.3%)	$292,326	(0.1%)	$1,174,986	$1,177,806	(0.2%)
Tenant reimbursements - Utilities	42,848	47,640	(10.1%)	51,905	(17.4%)	189,100	185,536	1.9%
Tenant reimbursements - Other	15,451	18,882	(18.2%)	18,119	(14.7%)	65,625	69,340	(5.4%)
Interconnection & other	56,332	53,834	4.6%	56,168	0.3%	222,967	210,621	5.9%
Total Revenue	$406,567	$413,058	(1.6%)	$418,518	(2.9%)	$1,652,678	$1,643,303	0.6%

Utilities	$56,465	$59,142	(4.5%)	$67,178	(15.9%)	$240,029	$235,502	1.9%
Rental property operating	72,315	66,747	8.3%	66,114	9.4%	265,098	259,350	2.2%
Property taxes	18,802	20,250	(7.2%)	20,225	(7.0%)	73,349	78,059	(6.0%)
Insurance	1,954	1,994	(2.0%)	1,860	5.1%	7,925	8,164	(2.9%)
Total Expenses	$149,536	$148,133	0.9%	$155,377	(3.8%)	$586,401	$581,075	0.9%

Net Operating Income (2)	$257,031	$264,925	(3.0%)	$263,141	(2.3%)	$1,066,277	$1,062,228	0.4%

Less:
Stabilized straight-line rent	($5,852)	($3,321)	76.2%	($5,169)	13.2%	($18,292)	($19,011)	(3.8%)
Above- and below-market rent	1,936	1,860	4.1%	2,033	(4.8%)	7,588	8,014	(5.3%)
Cash Net Operating Income (3)	$260,947	$266,386	(2.0%)	$266,277	(2.0%)	$1,076,981	$1,073,225	0.3%

Stabilized Portfolio occupancy at period end (4)	87.5%	89.8%	(2.3%)	88.4%	(0.9%)	87.5%	89.8%	(2.3%)

(1)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 40.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 40.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2018	Fourth Quarter 2018

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM

Number of leases (3)	30	143	2	4	177	693	5	28	214	868
Rentable Square Feet Leased (4)	119,740	1,402,579	91,886	290,989	50,790	143,483	24,323	110,780	286,739	1,947,831
Initial stabilized cash rent per square foot	$186	$137	$50	$28	$198	$239	$20	$20	$130	$122
GAAP base rent per square foot (5)	$184	$138	$51	$33	$198	$238	$20	$20	$130	$123
Leasing cost per square foot	$26	$28	$39	$14	$24	$25	$10	$14	$29	$25
Weighted Average Lease Term (years)	7.0	8.3	15.0	11.6	2.9	2.3	14.0	9.6	9.5	8.4

Net Effective Leasing Economics (6)
Base rent	$189	$144	$56	$34	$197	$238	$22	$21	$134	$128
Rental concessions	$5	$7	$6	$2	—	$1	$2	$1	$4	$5
Estimated operating expense	$45	$31	—	—	$97	$99	$1	$5	$36	$30
Net Rent	$139	$106	51	$33	$100	$139	$19	$16	$94	$93

Tenant improvements	$1	$2	$1	—	—	—	—	$1	—	$2
Leasing commissions	$4	$2	$2	$1	$14	$18	$1	$1	$5	$3
Net Effective Rent	$135	$102	48	$32	$86	$121	$19	$14	$89	$88

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM
Number of leases (3)	50	148	8	14	422	1,611	9	38	489	1,811
Rentable square feet renewed (4)	354,930	907,572	220,325	266,824	242,624	614,808	89,810	250,503	907,689	2,039,707
Expiring cash rent per square foot	$205	$175	$44	$47	$239	$256	$8	$16	$156	$163
Renewed cash rent per square foot	$199	$174	$48	$51	$229	$257	$12	$17	$152	$164
Cash Rental Rate Change	(3.3%)	(0.3%)	9.8%	8.3%	(4.5)%	0.2%	51.8%	6.7%	(2.6%)	0.3%

Expiring GAAP base rent per square foot (5)	$188	$159	$38	$42	$239	$256	$8	$14	$147	$155
Renewed GAAP base rent per square foot (5)	$198	$171	$49	$53	$229	$257	$13	$17	$152	$162
GAAP Base Rental Rate Change	5.6%	7.2%	28.3%	25.2%	(4.0)%	0.3%	63.0%	15.2%	3.2%	4.5%

Leasing cost per square foot	$1	$5	$4	$7	$0	$0	$5	$3	$2	$3
Weighted Average Lease Term (years)	6.6	5.7	4.0	4.8	2.5	1.8	9.9	6.0	5.2	4.5

Retention Ratio (7)	87.9%	72.6%	100.0%	60.3%	91.2%	89.8%	34.1%	57.7%	78.7%	72.6%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended December 31, 2018	Fourth Quarter 2018

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM

Number of leases (3)	52	164	1	2	198	647	10	28	261	841
Rentable Square Feet Leased (4)	479,689	1,517,858	198,569	199,103	39,978	118,140	24,336	42,685	742,572	1,877,786
Initial stabilized cash rent per square foot	$151	$141	$18	$18	$270	$276	$20	$23	$118	$134
GAAP base rent per square foot (5)	$151	$143	$25	$25	$267	$275	$21	$24	$119	$136
Leasing cost per square foot	$19	$25	$2	$2	$29	$27	$4	$5	$14	$23
Weighted Average Lease Term (years)	7.5	7.2	10.1	10.1	2.6	2.3	5.6	6.0	7.8	7.2

Net Effective Leasing Economics (6)
Base rent	$156	$150	$25	$25	$269	$275	$21	$24	$123	$141
Rental concessions	$5	$7	—	—	$3	$1	—	—	$4	$6
Estimated operating expense	$32	$28	—	—	$99	$104	$2	$6	$26	$30
Net Rent	$118	$114	$25	$25	$168	$171	$18	$18	$93	$106

Tenant improvements	$1	$2	—	—	—	—	—	—	$1	$2
Leasing commissions	$30	$11	—	—	$19	$21	$1	$1	$20	$10
Net Effective Rent	$88	$101	$24	$25	$148	$149	$18	$17	$72	$94

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM	4Q18	LTM
Number of leases (3)	45	141	8	15	421	1,615	9	37	483	1,808
Rentable square feet renewed (4)	289,966	808,074	220,325	336,524	244,443	629,097	95,231	253,782	849,965	2,027,477
Expiring cash rent per square foot	$171	$162	$44	$40	$236	$259	$10	$16	$139	$153
Renewed cash rent per square foot	$164	$160	$48	$43	$225	$260	$14	$17	$135	$154
Cash Rental Rate Change	(4.4%)	(0.8%)	9.8%	8.0%	(4.6%)	0.2%	40.5%	6.6%	(3.0%)	0.2%

Expiring GAAP base rent per square foot (5)	$155	$146	$38	$35	$236	$259	$9	$15	$132	$146
Renewed GAAP base rent per square foot (5)	$161	$155	$49	$44	$226	$260	$14	$17	$134	$152
GAAP Base Rental Rate Change	3.6%	6.2%	28.3%	24.4%	(4.1%)	0.5%	48.2%	14.3%	1.9%	3.9%

Leasing cost per square foot	$1	$5	$4	$6	$0	$0	$5	$3	$2	$3
Weighted Average Lease Term (years)	8.1	6.3	4.0	4.7	2.5	1.8	9.9	6.1	5.6	4.6

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2018

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	3,081,816	11.6%
Month to Month (3)	262,033	1.0%	$51,666	2.3%	$197	$197	$51,666
2019	3,458,225	13.0%	444,342	19.6%	128	129	444,717
2020	2,408,318	9.1%	294,888	13.0%	122	124	298,743
2021	3,041,246	11.5%	274,653	12.1%	90	94	286,641
2022	2,821,051	10.6%	268,461	11.8%	95	103	290,077
2023	2,099,824	7.9%	217,698	9.6%	104	109	228,382
2024	1,809,409	6.8%	166,031	7.3%	92	97	176,145
2025	1,761,325	6.6%	140,525	6.2%	80	92	162,037
2026	1,247,119	4.7%	120,386	5.3%	97	113	140,570
2027	701,899	2.6%	58,248	2.6%	83	102	71,494
2028	724,138	2.7%	53,112	2.3%	73	89	64,335
Thereafter	3,141,122	11.9%	176,494	7.9%	56	75	236,338

Total / Wtd. Avg.	26,557,525	100.0%	$2,266,504	100.0%	$97	$104	$2,451,145

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	3,081,816	11.6%	—	—
2,500 or less	1,688,707	6.4%	$329,470	14.5%
2,501 - 10,000	2,707,467	10.2%	331,889	14.6%
10,001 - 20,000	6,275,582	23.6%	763,258	33.7%
20,001 - 40,000	4,591,290	17.3%	490,622	21.7%
40,001 - 100,000	4,127,293	15.5%	226,477	10.0%
Greater than 100,000	4,085,370	15.4%	124,788	5.5%

Total / Wtd. Avg.	26,557,525	100.0%	$2,266,504	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2018

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,203,732	—	—	—	—	—
Month to Month (3)	151,655	$23,306	1.0%	$154	$154	$23,306
2019	1,495,229	231,330	10.2%	155	155	231,610
2020	1,329,367	193,196	8.5%	145	148	196,220
2021	1,333,290	208,454	9.2%	156	164	219,087
2022	1,461,672	224,411	9.9%	154	166	242,944
2023	1,359,330	190,072	8.4%	140	151	205,308
2024	894,244	129,215	5.7%	144	152	135,512
2025	736,379	96,310	4.2%	131	154	113,760
2026	776,491	99,306	4.4%	128	150	116,441
2027	313,549	44,907	2.0%	143	174	54,582
2028	395,147	39,698	1.8%	100	121	47,691
Thereafter	1,244,665	122,559	5.5%	98	132	164,496

Total / Wtd. Avg.	12,694,750	$1,602,764	70.8%	$139	$152	$1,750,957

Powered Base Building®
Available	523,012	—	—	—	—	—
Month to Month (3)	535	$333	—	$622	$622	$333
2019	909,631	37,702	1.7%	41	42	37,795
2020	577,640	20,728	0.9%	36	37	21,282
2021	1,073,858	29,721	1.3%	28	29	30,761
2022	868,615	32,582	1.4%	38	41	35,239
2023	538,702	16,309	0.7%	30	21	11,544
2024	520,602	23,278	1.0%	45	52	26,855
2025	792,131	34,055	1.5%	43	48	37,955
2026	379,935	16,792	0.7%	44	52	19,640
2027	305,001	11,901	0.5%	39	50	15,101
2028	257,548	11,936	0.5%	46	58	14,956
Thereafter	1,279,727	50,221	2.2%	39	53	67,278

Total / Wtd. Avg.	8,026,937	$285,558	12.4%	$38	$42	$318,739

Colocation
Available	671,797	—	—	—	—	—
Month to Month (3)	84,397	$24,508	1.1%	$290	$290	$24,508
2019	541,045	167,978	7.4%	310	310	167,978
2020	304,436	75,864	3.3%	249	249	75,865
2021	116,603	28,114	1.2%	241	241	28,114
2022	31,002	4,907	0.2%	158	158	4,907
2023	44,453	9,237	0.4%	208	208	9,237
2024	75,951	8,079	0.4%	106	106	8,079
2025	25,539	6,779	0.3%	265	265	6,779
2026	12,616	3,211	0.1%	255	255	3,211
2027	—	—	—	—	—	—
2028	—	—	—	—	—	—
Thereafter	350	304	—	868	868	304

Total / Wtd. Avg.	1,908,189	$328,981	14.4%	$266	$266	$328,982

Non-Technical
Available	683,275	—	—	—	—	—
Month to Month (3)	25,446	$3,518	0.2%	$138	$138	$3,518
2019	512,320	7,332	0.3%	14	14	7,333
2020	196,874	5,100	0.2%	26	27	5,377
2021	517,496	8,365	0.4%	16	17	8,679
2022	459,762	6,561	0.3%	14	15	6,987
2023	157,339	2,080	0.1%	13	15	2,292
2024	318,612	5,460	0.2%	17	18	5,700
2025	207,277	3,381	0.1%	16	17	3,544
2026	78,077	1,077	0.1%	14	16	1,278
2027	83,349	1,440	0.1%	17	22	1,811
2028	71,443	1,479	0.1%	21	24	1,688
Thereafter	616,379	3,408	0.3%	6	7	4,260

Total / Wtd. Avg.	3,927,649	$49,201	2.4%	$15	$16	$52,467

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	Facebook, Inc.	18	1,207,044	5.1%	$154,426	6.8%	5.3
2	IBM	28	1,061,195	4.5%	145,987	6.4%	3.2
3	Fortune 50 Software Company	17	1,714,762	7.3%	139,947	6.2%	5.2
4	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.3%	80,370	3.5%	4.9
5	Fortune 25 Investment Grade-Rated Company	11	684,546	2.9%	80,104	3.5%	5.1
6	Oracle America, Inc.	20	593,250	2.5%	72,758	3.2%	2.9
7	Equinix	21	959,678	4.1%	58,579	2.6%	10.3
8	Rackspace	12	640,126	2.7%	57,615	2.5%	8.9
9	LinkedIn Corporation	7	441,450	1.9%	54,376	2.4%	5.7
10	Verizon	66	375,246	1.6%	52,196	2.3%	2.9
11	Fortune 500 SaaS Provider	8	496,704	2.1%	44,121	1.9%	6.9
12	AT&T	59	649,754	2.8%	40,331	1.8%	3.5
13	Comcast Corporation	26	182,744	0.8%	34,941	1.5%	6.9
14	JPMorgan Chase & Co.	16	264,652	1.1%	33,410	1.5%	3.3
15	DXC Technology Company (4)	11	244,488	1.0%	33,270	1.5%	3.5
16	Uber Technologies, Inc.	5	167,500	0.7%	30,707	1.4%	3.4
17	CenturyLink, Inc.	80	427,676	1.8%	27,177	1.2%	4.8
18	China Telecommunications Corporation	10	152,843	0.7%	26,494	1.2%	5.3
19	SunGard Availability Services LP	11	222,185	0.9%	24,724	1.1%	6.2
20	Charter Communications	18	144,982	0.6%	23,790	1.0%	5.7
	Total / Weighted Average		12,569,482	53.4%	$1,215,323	53.5%	5.3

(1)
Occupied square footage is calculated based on leases that commenced on or before December 31, 2018. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2018, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of December 31, 2018	Fourth Quarter 2018

	As of
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Number of Data Centers (1)
Domestic (2)	131	131	132	133	131
International	49	49	48	48	49
Unconsolidated joint ventures (1)	34	18	18	18	18
Held-for-sale	—	—	—	4	7
Total	214	198	198	203	205

Number of Buildings (1)
Domestic (2)	143	143	144	144	142
International	49	49	48	48	49
Unconsolidated joint ventures (1)	35	19	19	19	19
Held-for-sale	—	—	—	8	15
Total	227	211	211	219	225

Number of Metropolitan Areas
Domestic	18	18	18	18	18
International	12	12	12	12	12
Unconsolidated joint ventures	5	2	2	2	2
Held-for-sale	—	—	—	—	1
Total	35	32	32	32	33

Net Rentable Square Feet (3)
Domestic	22,395,820	21,846,036	21,879,574	21,261,798	20,920,679
International	3,812,235	3,668,463	3,563,966	3,464,131	3,430,671
Unconsolidated joint ventures	2,926,578	2,404,279	2,404,279	2,389,705	2,237,219
Held-for-sale	—	—	—	490,936	1,067,704
Total	29,134,633	27,918,778	27,847,819	27,606,570	27,656,273

Active Development (4)
Domestic	2,041,887	2,650,862	1,820,641	2,138,421	1,189,852
International	786,318	927,125	1,447,608	1,491,400	1,510,304
Unconsolidated joint ventures	522,643	56,843	56,843	—	—
Total	3,350,848	3,634,830	3,325,092	3,629,821	2,700,156

Space Held for Development (5)
Domestic	1,121,084	1,129,833	1,258,556	1,209,712	1,283,632
International	684,760	686,532	197,284	251,553	290,126
Unconsolidated joint ventures	250,955	—	—	71,417	71,417
Held-for-sale	—	—	—	—	89,923
Total	2,056,799	1,816,365	1,455,840	1,532,682	1,735,098

Portfolio occupancy (6)	89.0%	89.5%	89.4%	89.2%	90.2%
Digital Realty's share occupancy (7)	88.4%	89.0%	88.9%	88.7%	89.7%
Stabilized "same-capital" pool occupancy (8)	87.5%	88.4%	88.7%	88.7%	89.8%

(1)
Includes 16 data centers from the Ascenty acquisition consisting of 13 in São Paulo, two in Rio De Janiero and one in Fortaleza; 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of five in Northern Virginia, four in Silicon Valley, two in Dallas, one in New York, and one in Hong Kong; and five data centers held in our unconsolidated non-managed joint ventures consisting of two in Seattle, two in Tokyo, and one in Osaka.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the data center count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our data center count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 31).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,501,332	$3,875	$1,505,207	59.6%
Powered Base Building®	207,643	2	207,646	8.2%
Colocation	93,169	27,456	120,625	4.8%
Non-Technical	35,959	3	35,962	1.4%
Corporate Data Center Total	$1,838,104	$31,336	$1,869,440	74.0%

Internet Gateway Data Center
Turn-Key Flex®	$101,433	$1,047	$102,480	4.1%
Powered Base Building®	77,913	—	77,913	3.1%
Colocation	235,811	227,319	463,130	18.3%
Non-Technical	8,652	4	8,656	0.3%
Internet Gateway Data Center Total	$423,809	$228,370	$652,179	25.8%

Non-Data Center
Non-Technical	$4,591	—	$4,591	0.2%
Non-Data Center Total	$4,591	—	$4,591	0.2%

Total	$2,266,504	$259,706	$2,526,209	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2018, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	Fourth Quarter 2018

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 12/31/18 (4)	Occupancy % 9/30/18 (4)

Northern Virginia	406.1	4,163,990	4,395,296	94.7%	94.2%
Chicago	155.2	1,734,583	1,923,577	90.2%	91.0%
Silicon Valley	105.5	990,373	1,025,611	96.6%	96.2%
Dallas	88.2	1,060,446	1,286,419	82.4%	85.7%
New York	49.3	854,871	1,111,668	76.9%	77.5%
Phoenix	45.7	552,773	699,556	79.0%	78.8%
San Francisco	26.7	359,995	494,695	72.8%	73.6%
Boston	19.0	226,969	375,026	60.5%	60.3%
Los Angeles	12.9	200,415	247,552	81.0%	81.5%
Houston	12.6	130,344	163,109	79.9%	87.9%
Other Metropolitan Areas	35.7	442,982	630,499	70.3%	69.3%
Total North America	956.9	10,717,741	12,353,008	86.8%	87.0%

London, United Kingdom	93.4	1,047,772	1,145,469	91.5%	89.1%
Amsterdam, Netherlands	19.6	100,242	133,277	75.2%	77.4%
Other Metropolitan Areas	18.0	196,706	246,361	79.8%	81.3%
Total Europe	131.0	1,344,720	1,525,107	88.2%	87.0%

Singapore	37.9	382,183	387,292	98.7%	95.0%
Other Metropolitan Areas	27.0	282,765	337,531	83.8%	96.6%
Total Asia/Pacific	64.9	664,948	724,823	91.7%	95.6%

Total	1,152.8	12,727,409	14,602,938	87.2%	87.3%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-18	30-Sep-18	TKF & Colo IT Load (6)

North America

Northern Virginia	5,718,180	1,425,029	84,852	$549,446	95.4%	94.8%	404.3
Chicago	2,963,850	459,250	152,362	291,599	89.5%	90.0%	155.2
New York	1,980,040	—	240,157	206,251	83.5%	83.8%	48.6
Silicon Valley	2,251,021	—	—	208,195	97.1%	97.0%	105.5
Dallas	3,435,188	132,310	81,206	183,814	80.4%	86.6%	87.9
Phoenix	990,385	—	108,926	89,365	66.4%	66.3%	45.7
San Francisco	834,540	13,753	—	65,257	71.8%	72.3%	26.7
Atlanta	775,606	—	313,581	52,632	90.6%	90.1%	9.4
Los Angeles	806,934	11,545	—	41,231	90.7%	91.0%	12.9
Boston	534,249	—	50,649	31,272	66.8%	66.7%	19.0
Houston	392,816	—	13,969	19,537	84.6%	87.9%	12.6
Toronto, Canada	326,591	60,506	511,969	18,022	75.0%	75.0%	12.8
Denver	371,500	—	—	11,665	99.8%	95.6%	—
Austin	85,688	—	—	8,539	65.1%	64.1%	4.3
Miami	226,314	—	—	7,172	87.2%	87.0%	1.3
Portland	48,574	—	—	6,337	85.3%	83.5%	4.5
Minneapolis/St. Paul	328,765	—	—	5,644	100.0%	100.0%	—
Charlotte	95,499	—	—	4,510	89.1%	89.5%	1.5
Seattle	40,564	—	75,382	2,609	77.1%	76.8%	2.0
North America Total/Weighted Average	22,206,304	2,102,393	1,633,053	$1,803,097	87.6%	88.3%	954.2

EUROPE

London, United Kingdom	1,430,107	92,560	104,606	$209,634	91.3%	89.4%	93.4
Amsterdam, Netherlands	474,303	91,859	68,185	46,372	92.9%	93.7%	19.6
Dublin, Ireland	330,180	26,646	—	26,735	89.8%	91.5%	11.1
Frankfurt, Germany	83,981	157,056	—	12,006	75.1%	75.4%	6.9
Paris, France	185,994	—	—	7,077	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,754	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,772	100.0%	100.0%	—
Europe Total/Weighted Average	2,601,771	368,121	172,791	$305,350	91.8%	91.1%	131.0

ASIA PACIFIC

Singapore	540,638	—	—	$89,629	91.5%	88.4%	37.9
Melbourne, Australia	146,570	—	—	16,789	79.3%	92.4%	9.6
Sydney, Australia	196,665	117,692	—	23,025	91.7%	97.9%	11.9
Osaka, Japan	—	239,999	—	—	—	—	—
Asia Pacific Total/Weighted Average	883,873	357,691	—	$129,443	89.5%	90.8%	59.4

Non-Data Center Properties	516,107	—	—	$4,591	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	26,208,055	2,828,205	1,805,844	$2,242,481	88.3%	88.9%	1,144.6

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$27,488	99.5%	99.5%	9.0
Hong Kong	178,505	—	7,795	27,399	80.7%	92.3%	11.0
Silicon Valley	326,305	—	—	12,942	100.0%	100.0%	—
Dallas	319,876	—	—	7,739	100.0%	100.0%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,479,594	—	7,795	$79,028	97.5%	99.1%	23.4

Managed Portfolio Total/Weighted Average	27,687,649	2,828,205	1,813,639	$2,321,509	88.8%	89.5%	1,168.0

Digital Realty Share Total/Weighted Average (7)	26,557,525	2,828,205	1,809,741	$2,266,504	88.4%	89.0%	1,152.8

NON-MANAGED JOINT VENTURES (8)

São Paulo	406,148	423,099	216,379	$64,328	94.5%	N/A	36.2
Seattle	451,369	—	—	55,779	97.9%	97.5%	28.5
Tokyo	430,277	—	—	22,561	86.9%	86.9%	15.5
Osaka	92,087	—	—	15,006	89.2%	89.2%	7.6
Fortaleza	44,602	49,603	—	5,487	100.0%	N/A	3.0
Rio De Janeiro	22,501	49,941	26,781	3,723	100.0%	N/A	2.0
Non-Managed Portfolio Total/Weighted Average	1,446,984	522,643	243,160	$166,884	93.2%	92.0%	92.8

Portfolio Total/Weighted Average	29,134,633	3,350,848	2,056,799	$2,488,393	89.0%	89.5%	1,260.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 31).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 35).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2018, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(8)
During the fourth quarter of 2018, Digital Realty completed the acquisition of Ascenty. Digital Realty separately entered into an independent bilateral equity commitment letter with Brookfield Infrastructure, an affiliate of Brookfield Asset Management, under which Brookfield has committed to fund half the equity investment, excluding Brookfield's share of the transaction costs, in exchange for 49% of the total equity interests in a joint venture entity expected to ultimately own Ascenty. The agreement with Brookfield is subject to certain closing conditions and is expected to close in the first quarter of 2019.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$102,187	$67,800	$169,988	1	76,358	6,400	$58,767	$9,466	$68,233	11.7%	1Q19			2	459,250	$160,955	$77,266	$238,220
Dallas	1	132,310	5,264	9,008	14,272	—	—	—	—	—	—	—	—			1	132,310	5,264	9,008	14,272
Los Angeles	—	—	—	—	—	1	11,545	500	5,330	2,841	8,171	70.0%	1Q19			1	11,545	5,330	2,841	8,171
Northern Virginia	2	964,772	46,970	113,538	160,509	2	460,257	48,000	198,703	196,647	395,350	83.3%	1Q19			2	1,425,029	245,673	310,186	555,859
San Francisco	—	—	—	—	—	1	13,753	1,200	10,003	7,456	17,459	100.0%	1Q19			1	13,753	10,003	7,456	17,459
Toronto	—	—	—	—	—	1	60,506	4,000	25,508	28,435	53,943	—	—			1	60,506	25,508	28,435	53,943
North America	4	1,479,974	$154,422	$190,346	$344,768	6	622,419	60,100	$298,310	$244,846	$543,156	70.4%		9.9%	9.2%	8	2,102,393	$452,732	$435,192	$887,924

Amsterdam, Netherlands	—	—	—	—	—	1	91,859	9,000	$73,083	$15,678	$88,761	22.2%	1Q19			1	91,859	$73,083	$15,678	$88,761
Dublin, Ireland	1	26,646	9,731	711	$10,442	—	—	—	—	—	—	43.3%	4Q18			1	26,646	9,731	711	10,442
Frankfurt, Germany	—	—	—	—	—	2	157,056	15,000	63,186	106,752	169,938	—	1Q19			2	157,056	63,186	106,752	169,938
London, United Kingdom	—	—	—	—	—	2	92,560	7,000	44,512	41,381	85,893	84.3%	1Q19			2	92,560	44,512	41,381	85,893
Europe	1	26,646	$9,731	$711	$10,442	5	341,475	31,000	$180,780	$163,811	$344,591	25.5%		9.8%	9.1%	6	368,121	$190,511	$164,522	$355,033

Osaka, Japan	1	127,499	$34,121	$25,533	$59,653	1	112,500	14,000	86,142	103,600	189,742	25.0%	1Q19			1	239,999	$120,263	$129,133	$249,396
Sydney, Australia	1	90,621	16,361	6,770	23,130	1	27,071	3,000	21,763	9,130	30,893	—	1Q19			1	117,692	38,123	15,900	54,023
Asia Pacific	2	218,120	50,481	32,302	82,784	2	139,571	17,000	$107,905	$112,730	$220,635	20.6%		10.1%	9.3%	2	357,691	$158,386	$145,033	$303,419

Total	7	1,724,740	$214,634	$223,360	$437,994	13	1,103,465	108,100	$586,995	$521,387	$1,108,382	49.7%		9.9%	9.2%	16	2,828,205	$801,629	$744,747	$1,546,376

(1)	Represents costs incurred through December 31, 2018.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Boston	1	6,413	217	$3,399	—
Chicago	2	99,873	10,994	94,117	—
Dallas	1	70,498	6,000	51,281	66.7%
Houston	1	12,552	902	10,501	100.0%
New York	1	17,000	1,200	16,970	—
Northern Virginia	2	106,178	8,918	79,692	94.2%
Toronto, Canada	1	70,222	3,000	36,171	—
North America	9	382,736	31,231	$292,132	41.4%	10.7%	10.3%

Dublin, Ireland	1	14,264	2,070	19,264	—
London, United Kingdom	1	10,028	992	7,450	—
Europe	2	24,292	3,062	26,714	—	12.8%	12.1%

Melbourne, Australia	1	21,241	2,400	20,924	—
Sydney, Australia	1	13,535	1,200	14,870	—
Asia Pacific	2	34,776	3,600	35,794	—	11.5%	11.1%

Subtotal Consolidated Portfolio	13	441,804	37,893	$354,640	35.1%	10.9%	10.3%

Hong Kong	1	26,624	2,830	27,277	—
Subtotal Unconsolidated JV (4)	1	26,624	2,830	27,277	—	8.5%	8.1%

Grand Total	14	468,428	40,723	$381,917	32.7%	10.8%	10.3%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of December 31, 2018.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2018

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	219.9	$162,941		$162,941
Development Construction in Progress
Land - Current Development (1)	N/A	738.8	$385,892	—	$385,892
Space Held for Development (1)	1,805,844	N/A	396,440	—	396,440	$220
Base Building Construction (2)	1,724,740	N/A	214,634	$223,360	437,994	254
Data Center Construction	1,103,465	N/A	586,995	521,387	1,108,382	1,004
Equipment Pool & Other Inventory (3)	N/A	N/A	14,558	—	14,558
Campus, Tenant Improvements & Other (4)	N/A	N/A	23,408	16,228	39,636
Total Development Construction in Progress	4,634,049	738.8	$1,621,927	$760,975	$2,382,902

Enhancement & Other			$6,918	$11,495	$18,413
Recurring			16,102	21,373	37,475
Total Construction in Progress		958.7	$1,807,888	$793,843	$2,601,731

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of December 31, 2018 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through December 31, 2018. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

	Three Months Ended					Twelve Months Ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	31-Dec-18	31-Dec-17

Non-Recurring Capital Expenditures (1)
Development	$343,887	$279,255	$260,673	$231,334	$314,580	$1,115,149	$912,217
Enhancements and Other Non-Recurring	3,655	1,537	3,018	6,030	443	14,240	6,340
Total Non-Recurring Capital Expenditures	$347,542	$280,792	$263,691	$237,364	$315,023	$1,129,389	$918,557

Recurring Capital Expenditures (2)	$47,951	$22,500	$34,447	$27,328	$45,298	$132,226	$136,290

Total Direct Capital Expenditures	$395,493	$303,292	$298,138	$264,692	$360,321	$1,261,615	$1,054,847

Indirect Capital Expenditures
Capitalized Interest	$9,462	$9,725	$8,164	$7,385	$8,045	$34,736	$21,714
Capitalized Overhead	19,022	19,214	17,699	17,763	18,376	73,698	74,057
Total Indirect Capital Expenditures	$28,484	$28,939	$25,863	$25,148	$26,421	$108,434	$95,771

Total Improvements to and Advances for Investment in Real Estate	$423,977	$332,231	$324,001	$289,840	$386,742	$1,370,049	$1,150,618

Consolidated Portfolio Net Rentable Square Feet (3)	26,557,525	25,839,445	25,767,893	25,043,589	24,669,010	26,557,525	24,669,010

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

	Land Inventory (1)				Space Held for Development

Metropolitan Area	# of Locations	Acres	Land – Held for Development	Land - Current Development	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,114
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	152,362	60,804
Dallas	3	116.3	31,055	—	4	81,206	3,983
Houston	—	—	—	—	1	13,969	2,726
New York	1	34.2	42,074	—	7	240,157	77,045
Northern Virginia	7	663.5	24,427	$321,360	4	84,852	2,128
Phoenix	2	56.5	—	13,183	1	108,926	12,376
Portland	2	46.7	—	26,373	—	—	—
San Francisco	—	—	—	—	1	75,382	7,736
Silicon Valley	1	2.0	5,716	—	—	—	—
Toronto, Canada	—	—	—	—	1	511,969	114,989
North America	17	920.6	$128,519	$360,917	27	1,633,053	$330,524

Amsterdam, Netherlands	1	5.1	—	$9,220	2	68,185	$29,082
Dublin, Ireland	2	5.0	$6,671	—	—	—	—
Frankfurt, Germany	1	2.0	—	8,037	—	—	—
London, United Kingdom	1	6.7	16,186	—	4	104,606	36,834
Europe	5	18.8	$22,856	$17,257	6	172,791	$65,916

Melbourne, Australia	1	4.1	$1,603	—	—	—	—
Osaka, Japan	2	11.7	9,962	—	—	—	—
Sydney, Australia	1	3.5	—	$7,718	—	—	—
Asia Pacific	4	19.3	$11,565	$7,718	—	—	—

Consolidated Portfolio	26	958.7	$162,941	$385,892	33	1,805,844	$396,440

Hong Kong	—	—	—	—	1	7,795	—
Subtotal Unconsolidated JV(3)	—	—	—	—	1	7,795	—

Grand Total	26	958.7	$162,941	$385,892	34	1,813,639	$396,440

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through December 31, 2018. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

Acquisitions:
Property	Acquisition Type	Metropolitan Area	Date Acquired	Purchase Price (1)	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
Ascenty	Corporate	Various	12/20/2018	$1,826,800	—	473,251	522,643	243,160	95%
Western Lands	Land	Sterling, VA	11/19/2018	236,500	—	—	—	—	—
277 Marsh Wall (5)	Building Freehold	London, UK	12/20/2018	50,945	4.9%	65,100	—	—	73%
2-1, 5-chome, Saito-Ao-Kita, Minoh City (6)	Land	Osaka, Japan	10/31/2018	4,500	—	—	—	—	—
Total				$2,118,745	—	538,351	522,643	243,160	93%

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)

Total	—	—	—	—	—	—	—

Joint Venture Contributions:
Property	Metropolitan Area	Date Invested	Contribution Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
None
Total	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.

(2)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)	Occupancy excludes space under development and space held for development.

(5)	227 Marsh Wall acquisition reflective of GBP 40,350,000 purchase price and an assumed conversion rate of 1.263 GBP/USD.

(6)	2-1, 5-chome, Saito-Ao-Kita, Minoh City land plot acquisition reflective of JPY 500 million purchase price and an assumed conversion rate of 111.111 USD/JPY.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Fourth Quarter 2018

	As of December 31, 2018
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$140,517	$48,574	$177,437	$338,823	$426,339	$125,369	$26,445	$1,283,504
Accumulated depreciation & amortization	(107,731)	(3,930)	(26,181)	(6,450)	(51,323)	(13,460)	(3,768)	(212,843)
Net Book Value of Operating Real Estate	$32,786	$44,644	$151,256	$332,373	$375,016	$111,909	$22,677	$1,070,661
Other assets	16,492	10,211	50,271	136,786	58,009	27,359	1,643	300,771
Total Assets	$49,278	$54,855	$201,527	$469,159	$433,025	$139,268	$24,320	$1,371,432

Debt	134,527	48,000	—	228,075	210,626	101,885	5,225	728,338
Other liabilities	5,042	333	9,337	57,349	73,273	2,383	102	147,819
Equity / (deficit)	(90,291)	6,522	192,190	183,735	149,126	35,000	18,993	495,275
Total Liabilities and Equity	$49,278	$54,855	$201,527	$469,159	$433,025	$139,268	$24,320	$1,371,432

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,264	$24,000	—	$114,038	$42,125	$20,377	$888	$268,692

	Three Months Ended December 31, 2018
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$13,223	$2,405	$6,262	$15,316	$10,665	$5,239	$2,373	$55,483
Operating expenses	(4,009)	(582)	(2,081)	(6,600)	(2,248)	(2,256)	(1,451)	(19,227)
Net Operating Income (NOI)	$9,214	$1,823	$4,181	$8,716	$8,417	$2,983	$922	$36,256

Straight-line rental revenue	$159	—	$979	($157)	$14	$96	—	$1,091
Above- and below-market rent	—	—	—	—	(772)	924	—	152
Cash Net Operating Income (NOI)	$9,373	$1,823	$5,160	$8,559	$7,659	$4,003	$922	$37,499

Interest expense	($1,173)	($525)	—	($867)	($2,542)	($1,210)	($398)	($6,715)
Depreciation & amortization	(1,130)	(181)	($1,997)	(1,543)	(3,145)	(2,275)	(618)	(10,889)
Other income / (expense)	38	—	(428)	(2,076)	10	(103)	(62)	(2,621)
Total Non-Operating Expenses	($2,265)	($706)	($2,425)	($4,486)	($5,677)	($3,588)	($1,078)	($20,225)

Net Income / (Loss)	$6,949	$1,117	$1,756	$4,230	$2,740	($605)	($156)	$16,031

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,607	$912	$2,091	$4,358	$1,683	$597	$157	$14,405

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,687	$912	$2,580	$4,280	$1,532	$801	$157	$14,949

Digital Realty's income (loss) from unconsolidated JVs (1)	$4,250	$558	$878	$2,115	$954	$516	($26)	$9,245

Digital Realty's Pro Rata Share of FFO (2)	$4,815	$649	$1,877	$2,887	$1,583	$971	$79	$12,861

Digital Realty's Fee Income from JV	—	—	$320	$91	$719	$465	—	$1,595

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 39.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2018

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17

Net Income Available to Common Stockholders	$31,230	$67,268	$65,134	$86,298	$53,306
Interest	84,883	80,851	78,810	76,985	73,989
Loss from early extinguishment of debt	1,568	—	—	—	—
Tax (income) expense	(5,843)	2,432	2,121	3,374	545
Depreciation & amortization	299,362	293,957	298,788	294,789	287,973
EBITDA	$411,200	$444,508	$444,853	$461,446	$415,813
Severance, equity acceleration, and legal expenses	602	645	1,822	234	1,209
Transaction and integration expenses	25,917	9,626	5,606	4,178	15,681
(Gain) on real estate transactions	(7)	(26,577)	(14,192)	(39,273)	(30,746)
Other non-core adjustments, net	1,471	2,269	(2,984)	431	2
Non-controlling interests	1,038	2,667	2,696	3,468	6,023
Preferred stock dividends, including undeclared dividends	20,329	20,329	20,329	20,329	20,329
Adjusted EBITDA	$460,550	$453,467	$458,130	$450,813	$428,311

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17

Total GAAP interest expense	$84,883	$80,851	$78,810	$76,985	$73,989
Capitalized interest	9,462	9,725	8,164	7,385	8,045
Change in accrued interest and other non-cash amounts	(43,892)	20,151	(10,888)	1,743	(29,588)
Cash Interest Expense (2)	$50,453	$110,727	$76,086	$86,113	$52,446

Scheduled debt principal payments	153	150	98	193	141
Preferred dividends	20,329	20,329	20,329	20,329	20,329
Total Fixed Charges (3)	$114,827	$111,055	$107,401	$104,892	$102,504

Coverage
Interest coverage ratio (4)	4.9x	5.0x	5.3x	5.3x	5.2x
Cash interest coverage ratio (5)	9.1x	4.1x	6.0x	5.2x	8.2x
Fixed charge coverage ratio (6)	4.0x	4.1x	4.3x	4.3x	4.2x
Cash fixed charge coverage ratio (7)	6.5x	3.5x	4.7x	4.2x	5.9x

Leverage
Debt to total enterprise value (8) (9)	31.3%	26.5%	26.5%	27.7%	25.2%
Debt plus preferred stock to total enterprise value (9)(10)	34.8%	30.2%	30.2%	31.5%	28.9%
Pre-tax income to interest expense (11)	1.6x	2.1x	2.1x	2.4x	2.1x
Net Debt to Adjusted EBITDA (12)	6.2x	5.2x	5.2x	5.3x	5.2x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2018

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, non-controlling interests share of gain on sale of property, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) gain from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items, (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, other non-core adjustments, net, non-controlling interests, and preferred stock dividends, including undeclared dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2018

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2018, GAAP interest expense was $85 million, capitalized interest was $9 million and scheduled debt principal payments and preferred dividends was $20 million.

	Three Months Ended			Twelve Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Dec-18	30-Sep-18	31-Dec-17	31-Dec-18	31-Dec-17

Operating income	$122,847	$139,065	$117,198	$549,787	$451,295

Fee income	(2,896)	(1,469)	(1,386)	(7,841)	(6,372)
Other income	(21)	(518)	(447)	(1,924)	(1,031)
Depreciation and amortization	299,362	293,957	287,973	1,186,896	842,464
General and administrative	38,801	40,997	44,311	160,364	156,710
Severance, equity acceleration, and legal expenses	602	645	1,209	3,303	4,731
Transaction expenses	25,917	9,626	15,681	45,327	76,048
Impairment in investments in real estate	—	—	—	—	28,992
Other expenses	1,096	1,139	2	2,818	3,077

Net Operating Income	$485,708	$483,442	$464,541	$1,938,730	$1,555,914

Cash Net Operating Income (Cash NOI)

Net Operating Income	$485,708	$483,442	$464,541	$1,938,730	$1,555,914

Straight-line rental revenue	(11,157)	(10,511)	(8,706)	(40,422)	(16,565)
Straight-line rental expense	2,108	2,478	(626)	9,878	12,075
Above- and below-market rent amortization	6,521	6,552	6,633	26,533	1,841

Cash Net Operating Income	$483,180	$481,961	$461,842	$1,934,719	$1,553,265

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2018

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: the Ascenty acquisition and related financings, the proposed joint venture with Brookfield, expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, the expected redemption of the company's 5.875% senior notes due 2020, our expected investment and expansion activity, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income 2019 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2019 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including Ascenty;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments (including the proposed joint venture with Brookfield), including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2017, our current report on Form 8-K filed on September 24, 2018 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.